UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    Form 8-K

                                 Current Report
                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

                         Date of Report: August 16, 2010


                            The X-Change Corporation
        (Exact name of small business issuer as specified in its charter)

                        Commission File Number: 002-41703

         Nevada                                                90-0156146
(State of incorporation)                                (IRS Employer ID Number)

           12655 North Central Expressway, Suite 1000 Dallas TX 75243
               (Address of principal executive offices) (Zip Code)

                                 (972) 386-7350
                         (Registrant's telephone number)

Check the appropriate box below if the Form 8 K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR230.425)

[ ] Soliciting material pursuant to Rule 14a 12 under the Exchange Act (17
    CFR 240.14a 12)

[ ] Pre commencement communications pursuant to Rule 14d 2(b) under the Exchange Act (17 CFR 240.14d 2(b))

[ ] Pre commencement communications pursuant to Rule 13e 4(c) under the Exchange Act (17 CFR 240.13e 4(c))

ITEM 8.01 - OTHER EVENTS

REVERSE STOCK SPLIT

As initially reported in the Quarterly Report on Form 10-Q for the quarter ended June 30, 2010, as filed on August 12, 2010, The X-Change Corporation's (Company) Board of Directors declared a 1-for-20 reverse split of the Company's issued and outstanding common stock.

On August 6, 2010, the Company was notified by FINRA Operations that the reverse split would be effective on August 9, 2010. The reverse stock split was implemented by adjusting the stockholders' book entry accounts to reflect the number of shares held by each stockholder following the split. No fractional shares were issued in connection with the reverse stock split and any fractional shares resulting from the reverse split were rounded up to the nearest whole share. The reverse stock split reduced the number of the Company's issued and outstanding shares of common stock from 136,089,746 to 5,513,000. Additionally, the authorized-to-be issued number of the Company's preferred shares and common shares were reduced from 75,000,000 to 3,750,000 and from 750,000,000 to 37,500,000, respectively. There was no change in the stated par value of $0.001 per share on either the preferred stock or common stock of the Company.

Effective June 1, 2010, FINRA Operations will no longer change a Company's symbol for entities that are requesting a name change. In the event that an entity is doing a reverse or forward split, a "D" will be placed on the ticker symbol for 20 business days. After 20 business days, "D" will be dropped and the symbol will revert back to its original format.

PROSPECTIVE ACQUISITION

On August 16, 2010, The X-Change Corporation (Company) announced the pending acquisition of IPTV World, a company based in Los Angeles with hosting facilities in the famous One Wilshire carrier hotel. This acquisition is subject to the execution of a definitive agreement and the completion of appropriate due diligence by all parties.

As previously announced on March 11, 2010, the Company intends to offer original and licensed video content that entertains and interests the communities it serves, delivering programming to Internet-connected set-top boxes that the company will sell or rent to its subscribers. The name "IPTV World" is derived from the acronym of Internet Protocol Television, essentially, the delivery of live programming, time-shifted programming, and video on demand. The Verizon FiOS(R) product is an example of IPTV, which is delivered through Verizon's private IP network. Our management is of the opinion that IPTV is a fast-growing segment of the market for at home television programming market, with an anticipated growth rate from an approximate $12 billion market in 2009 to an anticipated $38 billion market in 2013.

Management believes that it has identified underserved domestic markets that represent significant opportunities for this service along with complementary goods and services. These markets may not be large enough to attract the attention of large service providers; however, the targeted populations that the Company has identified in the US are substantial in number, largely homogeneous, and have the belief that there is a lack of culturally meaningful programming in their preferred languages.

ITEM 9.01 - FINANCIAL STATEMENTS AND EXHIBITS

Exhibit No.            Description of Exhibit
-----------            ----------------------
  99.1              August 16, 2010 Press Release

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                                         THE X-CHANGE CORPORATION


Dated: August 19, 2010                   By: /s/ Haviland Wright
                                             -----------------------------------
                                                                 Haviland Wright
                                                     Chief Executive Officer and
                                                  Acting Chief Financial Officer

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